Exhibit 10.31

2007 STOCK INCENTIVE PLAN
FOR KEY EMPLOYEES OF

LAUREATE EDUCATION, INC. AND ITS SUBSIDIARIES

1.                                 Purpose of Plan

The 2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries (the “Plan”) is designed:

(a)          to promote the long term financial interests and growth of Laureate Education, Inc. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)          to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)          to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.                                   Definitions

As used in the Plan, the following words shall have the following meanings:

(a)          “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Change in Control” means (a) the first to occur of any of the following: (i) the sale of all or substantially all of the assets of Parent or the Company, as applicable, to a Person (or Group of Persons acting in concert) or (ii) sale by Parent, any Investor or any of their respective Affiliates, to a Person (or Group acting in concert) that results in more than 50% of the equity interests of Parent or the Company, as applicable, being held by a Person (or Group acting in concert), which may include any Investor or any of their respective Affiliates; provided, however, that in no event shall the Transaction constitute a Change in Control nor shall any relationship among any Investors created by the occurrence of the Transaction be deemed to, defacto, create a Group for purposes of this clause (a) and (b) in the case of the occurrence of an event identified in clause (a), also results in any Person or Group acting in concert that acquired more than 50% of the equity interests of Parent or the Company, as applicable, having the ability to appoint a majority of the applicable board of directors.

(d)                             “Code” means the United States Internal Revenue Code of 1986, as amended.

(e)          “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(f)           “Common Stock” or “Share” means the common stock, par value $0.01 per share, as may be restated, of the Company, which may be authorized but unissued, or issued and reacquired.

(g)          “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(h)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)           “Fair Market Value” means, on a per Share basis, (i)i if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) if there is no public market for the Shares on such date, the fair markl-1value of the Shares as determined in good faith by the Board, which determination shall take into account an appraisal of the fair market value of the Shares conducted by Duff & Phelps (or such other nationally recognized appraisal firm as the Board may select), which appraisal shall be conducted at least annually.

G)           “.Qrim1”means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right (as such ti:rm.s are defined in Section 5), or any combination of the foregoing.

(k)          “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(1)          “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m)         “Investors” means all persons and entities set forth on Schedule I to the Summary of Terms of Stockholders Agreement, which is Schedule B to the Amended and Restated Interim Investors Agreement, entered into as of June 3, 2007 by and among Parent and the other parties appearing on the signature pages thereto.

(n)          “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the applicable Participant and the Company.

(o)          “Merger” means the merger of L Curve Sub Inc. with and into Laureate Education Inc. as contemplated by the Merger Agreement.

(p)          “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as June 3, 2007 (as amended, supplemented, restated or otherwise modified from time to time.

(q)          “Parent” means Wengen Alberta, Limited Partnership, an Alberta Limited Partnership.

(r)           “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Grants have been made and remain outstanding.

(s)           “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(t)           “Sale Participation Agreement” shall mean that certain Sale Participation Agreement between the applicable Participant and Parent.

(u)          “Service Recipient” shall mean the Company or any of its Subsidiaries or Affiliates that satisfies the definition of “service recipient” within the meaning of Proposed Treasury Regulation Section l.409A- l(g) (or any successor regulation) with respect to which the person is a “service provider’’ (within the meaning of Treasury Regulation Section l.409A-l(f) (or any successor regulation).

(v)          “Subsidiary”means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

(w)         “Transaction” means the acquisition by the Investors (indirectly through Parent) of the Company as contemplated by the Merger Agreement.

3.                                  Administration of Plan

(a)          The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan, subject to applicable law and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants.

(c)          The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee, nor any employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

4.            Eligibility

The Committee may from time to time make Grants under tile Plan to such Employees, or other persons having a relationship with Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment or other service relationship, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control.

5.                                   Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a)          Stock Optjons - These are options to purchase Common Stock (“Stock Options”). At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested Stock Options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 8 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 5(a) may not be exercised more than 10years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for at least six months (or such other period of time as may be required by the Company’s accountants in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a mann.er that is compliant with applicable Jaw, or (iv) a combination of the foregoing methods, in each such case, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

(b)          Stock Appreciation Rights - The Committee may grant “Stock Appreciation Rights” (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine. The exercise price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value on the date the Stock Appreciation Right is granted. Each “Stock Appreciation Right” granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Committee.

(c)          Other Stock-Based Awards - The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of: Shares (including, without limitation, restricted stock units). Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(d)          Dividend Equivalent Rights -The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option or Stock Appreciation Right. A “Dividend Equivalent Right” shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

6.                                   Limitations and Conditions

(a)          The number of Shares available for Grants under this Plan shall be 36,930,969, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company shall immediately become available for new Grants.

(b)          No Grants shall be made under the Plan beyond ten years after Augustl6, 2007, the effective date of the Plan (the “Effective Date”), but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)          Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any reason.

(d)          Other than as specifically provided in the Management Stockholder’s Agreement or Sale Participation Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)          Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)          No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)          Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or any other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)          Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                   Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise; (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any other Service Recipient) during such leave of absence.

8.                                  Adjustments

Following completion of the Merger and recapitalization and stock split transactions contemplated in connection therewith. In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in

Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Grants, (ii) adjust the share prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Grants), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Grants, provided that any adjustment shall be done in a manner that complies with Section 409A of the Code, to the extent possible. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Options and upon the Company.

9.                                  Change in Control

In the event of a Change in Control: (a) if determined by the Committee in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Grants then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options or Stock Appreciation Rights) over the aggregate option price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 15 days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

10.                          Amendment and Termination

(a)          The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner adverse to all Participants with respect to any outstanding Grants, other than pursuant to Section 8 or 9 hereof, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Grant or this Plan.

(b) The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

(c)          This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board. The Company shall use commercially reasonable efforts to implement the provisions of this Section 10(c) in good faith; provided that none of the Company, the Committee or any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 10(c).

11.                          Governing Law; International Participants

(a)          This Plan shall be governed by and construed in accordance with the laws of Maryland applicable therein.

(b)          With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.                          Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes; provided. however, that a Participant may satisfy the minimum amount of such taxes due upon exercise of any Stock Option through the withholding of Shares (valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of such Stock Option.

13.                           Effective Date and Termination Dates

The Plan shall be effective on August 17, 2007 and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.